Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2022 relating to the financial statements of Mercury Parent, LLC as of and for the year ended December 31, 2021, appearing in the Current Report on Form 8-K of ModivCare, Inc. filed on September 11, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Tempe, Arizona

September 11, 2024